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                                                                  EXHIBIT 10.48

                            NONCOMPETITION AGREEMENT

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                  NONCOMPETITION AGREEMENT, dated as of this 31st day of August,
1999 (the "Agreement"), by and between Tractor Supply Company, a Delaware corporation (the "Company"), and Thomas O. Flood (the "Executive").

                              W I T N E S S E T H:

                  WHEREAS, the Executive is the former Chief Financial Officer and Senior Vice-President of Finance of the Company and has been actively involved in, and has been instrumental in the success of, the business of the Company;

                  WHEREAS, the Executive resigned from his position effective September 1, 1999, but continues to serve on the Company's Board of Directors; and

                  WHEREAS, the Company desires that the Executive not compete with the Company, for a limited period of time, upon the terms and conditions hereinafter provided.

                  NOW, THEREFORE, for and in consideration of the premises, mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                  1. NONCOMPETITION. During the period commencing on September 1, 1999 and ending on January 1, 2005 (the "Noncompetition Term"), the Executive shall not, directly or indirectly, be associated with any entity whose primary business is that of, or personally engage, whether as a director, officer, employee, agent, consultant, partner, owner, independent contractor or otherwise, in the business of, selling to the public on a retail basis goods of the type then sold by the Company in any geographical area in which the Company is then engaged in such business; provided, however, that notwithstanding the foregoing, the Executive may own stock representing an aggregate of up to two and one-half percent (2 1/2%) of the total equity of any corporation engaged in such business in such geographical area whose securities are listed on a national securities exchange or are traded in an over-the-counter market.


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                  2. HEALTH BENEFITS.

                     (A) COVERAGE. During the Noncompetition Term, the Company shall either provide, or reimburse, at its option, the Executive or the Executive's Eligible Dependents (as hereinafter defined) for the cost of, health insurance coverage for the Executive and the Executive's Eligible Dependents comparable to that provided by the Company to its senior executives from time to time ("Health Benefits"). Notwithstanding the foregoing, in the event that any person eligible for Health Benefits pursuant to this Section 2(a) shall also be entitled to Medicare or other government or private third party health insurance coverage ("Other Coverage"), such person shall promptly notify the Company in writing of the terms of such Other Coverage. The Company's obligations with respect to such person under this Section 2(a) may, at the Company's option, be limited to (i) reimbursing such person for any premiums payable by such person with respect to such Other Coverage, and (ii) providing, or reimbursing such person for the cost of, any supplementary health insurance coverage necessary to provide such person with aggregate health insurance coverage comparable to the Health Benefits otherwise required by this Section 2(a).

                     (B) ELIGIBLE DEPENDENTS. For purposes of this Agreement, an Eligible Dependent shall mean the Executive's spouse and any other dependent of the Executive who would be eligible for coverage under any health insurance plan maintained by the Company from time to time for its senior executives if the Executive were then employed by the Company in a senior executive position.

                  3. OTHER COVENANTS.

                     (A) CONFIDENTIALITY.

                     (i) The Executive acknowledges and understands that the Confidential Information (as hereinafter defined) of the Company is valuable, special and unique to the business of the Company, that such business depends on such Confidential Information and that the Company desires to protect such Confidential Information by keeping it confidential for the use and benefit of the Company. Based on the foregoing, the Executive shall undertake the following obligations with respect to such Confidential Information during the Noncompetition
         Term: (A) the Executive shall keep any and all Confidential Information in trust for the use and benefit of the Company, (B) except as required by applicable law or as authorized in writing by the Board, (C) except any information that shall become generally known to the industry through no fault of Executive, (D) except any information that shall be disclosed to Executive by a third party (other than an officer, employee, agent or representative of the




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         Company or any division subsidiary or affiliate of the Company) having legitimate and unrestricted possession thereof and the unrestricted right to make such disclosure, the Executive shall not disclose, directly or indirectly, any Confidential Information of the Company,
         (E) the Executive shall use his best efforts to ensure that all Confidential Information is kept confidential for the use and benefit of the Company, and (F) upon termination of this Agreement or at any other time that the Company may in writing so request, the Executive shall promptly deliver to the Company all materials constituting Confidential Information (including all copies thereof) that are in his possession or under his control.

                     (ii) For purposes of this Agreement, "Confidential Information" shall mean any and all information developed by or for the Company or any of its affiliates of which the Executive gains knowledge during the Noncompetition Term (or gained knowledge prior to the Noncompetition Term by reason of his employment with the Company) that is (x) not generally known in any industry in which the Company or any of its affiliates is or may become engaged, or (y) not publicly available. Confidential Information includes, but is not limited to, any information developed by or for the Company or any of its affiliates concerning plans, marketing and sales methods, materials, processes, business forms, procedures, devices, management information services, computer programs and software, plans for development of products or services or for expansion into new areas or markets, internal operations and any trade secrets and proprietary information of any type owned by the Company or any of its affiliates, together with all written, graphic and other materials relating to all or any part thereof.

                     (B) NON-SOLICITATION OF EMPLOYEES AND CUSTOMERS. During the Noncompetition Term, the Executive shall not, and shall use his best efforts to cause each business or entity with which he shall become associated not to, (i) solicit for employment or employ any person who is then employed or during the previous six months was employed in an executive or management position by the Company, or (ii) solicit then-existing customers of the Company.

                  4. REMEDIES.

                     (A) INJUNCTIVE RELIEF. The Executive acknowledges that the covenants and obligations of the Executive contained in Sections 1 and 3 hereof relate to special, unique and extraordinary matters and are reasonable and necessary to protect the legitimate interests of the Company, that a breach of any of the terms of such covenants or obligations will cause the Company irreparable injury for which adequate remedies at law are not available, and that the Company shall be entitled to an injunction, restraining



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order or other equitable relief from any court of competent jurisdiction restraining the Executive from any such breach.

                     (B) REMEDIES CUMULATIVE. The rights and remedies of the Company under this Section 4 are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

                  5. NOTICES.

                     (a) All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (including telefax, telegraphic, telex or cable communication) and mailed, telefaxed, telegraphed, telexed, cabled or delivered:

                     (i)  If to the Executive, to:

                          502 Waxwood Drive
                          Brentwood, TN  37027

                     (ii) If to the Company, to:

                          Tractor Supply Company
                          320 Plus Park Boulevard
                          Nashville, Tennessee 37217
                          Facsimile: (615) 366-4686

                          Attention: Chief Executive Officer

                     (b) All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 5
(i) if delivered personally against proper receipt or by confirmed telefax or telex, shall be effective upon delivery, and (ii) if delivered (A) by certified or registered mail with postage prepaid, (B) by Federal Express or similar courier service with courier fees paid by the sender, or (C) by telegraph or cable, shall be effective two business days following the date when mailed, couriered, telegraphed or cabled, as the case may be. Either party hereto may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.


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                  6. ASSIGNMENT.

                     (A) THE COMPANY. This Agreement and all of the terms and provisions hereof shall be binding upon and inure to the benefit of the Company and its successors and permitted assigns. The Company may not assign this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the Executive, except that it may make such an assignment to any of its affiliates or to any successor to its business without such consent.

                     (B) THE EXECUTIVE. This Agreement shall be binding upon and inure to the benefit of the Executive, his Eligible Dependents, and their respective heirs, beneficiaries, executors, administrators and legal representatives; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any such person without the prior written consent of the Company.

                  7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Tennessee, without giving effect to the conflict of laws principles thereof.

                  8. MISCELLANEOUS.

                     (A) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

                     (B) HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not constitute a part hereof or define, limit or otherwise affect the meaning or interpretation of any of the terms or provisions hereof.

                     (C) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, commitments, arrangements or understandings, whether oral or written, between the parties with respect thereto. There are no agreements, covenants, undertakings, representations or warranties with respect to the subject matter of this Agreement other than those expressly set forth or referred to herein.

                     (D) SEVERABILITY. Each term and provision of this Agreement constitutes a separate and distinct undertaking, covenant, term and provision hereof. In the event that any term or provision of this Agreement shall be determined to be unenforceable, invalid or illegal in any respect, such unenforceability, invalidity or



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illegality shall not affect any other term or provision of this Agreement, but this Agreement shall be construed as if such unenforceable, invalid or illegal term or provision had never been contained herein. Moreover, if any term or provision of this Agreement shall for any reason be held to be excessively broad as to time, duration, scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent permitted under applicable law as it shall then exist.

                     (E) AMENDMENT; WAIVER. Neither this Agreement, nor any of the terms or provisions hereof, may be amended, modified, supplemented or waived, except by an instrument in writing signed by the parties hereto (or, in the case of a waiver, by the party granting such waiver). No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. No failure of either party hereto to insist upon strict compliance by the other party with any obligation, covenant, agreement or condition contained in this Agreement shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                        TRACTOR SUPPLY COMPANY

                                    By: /s/ Joe Scarlett
                                        ---------------------------------------
                                        Joe Scarlett
                                        Chairman &
                                        Chief Executive Officer

                                        EXECUTIVE:

                                        /s/ Thomas O. Flood
                                        ----------------------------------------
                                        Thomas O. Flood





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